SCHEDULE 14C INFORMATION

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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                      [ ] Preliminary Information Statement

                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14c-5(d)(2))

                      [X] Definitive Information Statement

                               JUNIPER GROUP, INC.

                (Name of registrant as Specified in its Charter)

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    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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                               JUNIPER GROUP, INC.
                            MISSION BAY OFFICE PLAZA
                          20283 STATE ROAD 7, SUITE 400
                              BOCA RATON, FL 33498

                 NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF JUNIPER GROUP, INC.:

The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have given our Board of Directors the authority to increase the number of shares of capital stock of the Company from 75,000,000 to 760,000,000, of which 750,000,000 million shares will relate to common stock and 10,000,000 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking you for a proxy; please do not send us one.

By Order of the Board of Directors,

Boca Raton, Florida
June 7, 2006



                                             /s/ Vlado P. Hreljanovic
                                             -------------------------------
                                             Vlado P. Hreljanovic
                                             Chief Executive Officer

                               JUNIPER GROUP, INC.
                            MISSION BAY OFFICE PLAZA
                          20283 STATE ROAD 7, SUITE 400
                              BOCA RATON, FL 33498

                              INFORMATION STATEMENT

                                  June 7, 2006

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about June 12, 2006, to the shareholders of record of Juniper Group, Inc. at the close of business on June 1, 2006. No action is requested or required on your part. This information statement constitutes notice to our shareholders of corporate action by shareholders without a meeting, as required by the Nevada Revised Statutes.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock have adopted, by written consent, resolutions authorizing us to increase the amount of shares of the Company from 75,000,000 to 760,000,000 shares of capital stock of the Company, of which 750,000,000 million shares will relate to common stock and 10,000,000 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company.

Our Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

                                VOTING SECURITIES


The Company is currently authorized to issue up to 75,000,000 shares of common stock. As of June 1, 2006, there were 14,230,748 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as are declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of the Company, holders of shares of common stock are entitled to share ratably in all assets that are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of shares of common stock have no preemptive, subscription, redemption or conversion rights.

The Company is currently authorized to issue up to 875,000 shares of preferred stock, par value $.001. As of June 1, 2006, there were outstanding 25,357 shares of 12% non voting preferred stock, 135,000 shares of Series B preferred stock and 300,000 shares of Series C preferred stock, respectively.

The Company filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which the Company authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.10 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after this registration statement is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. We issued an aggregate of 117,493 shares of Series B Preferred Stock to a group of our current shareholders in exchange for an aggregate of 23,498,109 shares of our common stock. The holders of Series B Preferred Stock shall have the right to vote together with holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), all matters presented to the holders of the Common Stock. The foregoing shareholders were existing investors before they did the exchange. The Series B preferred stock is convertible into shares of the common stock at the average of the volume weighted average price of the common stock as reported by Bloomberg during the ten consecutive trading days preceding the conversion date (but not including such date.)

The Company filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which the Company authorized for issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) the Company's Common Stock is trading on the OTCBB market or the AMEX; (iii) the Company is in good standing; (iv) the Company must have more than 500 stockholders; (v) the Company must have annual revenue of at least four million dollars; (vi) the Company does not have at least $100,000 EBITA for the fiscal year preceding the conversion request. The holders of he Series C Preferred Stock shall have the right to vote together with the holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock. Two years from the date of issuance the holder of shares of Series C preferred stock may convert each share of Series C preferred stock into 30 shares of common stock, except that a holder may not convert any share of Series C preferred stock if the following applies: (i) the market price of the common stock is below $1.00 per share; (ii) the common stock is no longer listed on the OTC-BB (unless the Company has secured a listing on the Nasdaq SmallCap or National Market, or AMEX; (iii) the Company is not in good standing; (iv) the Company does not have more than 500 shareholders; (v) the Company does not have annual revenue of at least $4,000,000; (vi) the Corporation does not have at least $100,000 of EBITDA for the fiscal year preceding the conversion request.

The terms of the Company's authorized but unissued preferred stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters, will be determined by the Company's Board of Directors. This will be the case, too, with respect to any additional shares of preferred stock authorized by the amendment to the Company's Articles of Incorporation described in this information statement.

                         DISSENTERS' RIGHT OF APPRAISAL

Under Nevada law and our certificate of incorporation and by-laws, no shareholder has any right to dissent to our increasing the amount of shares, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

            PURPOSE OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to 760,000,000 shares of which 750,000,000 shares will relate to common stock and 10,000,000 shares of which will relate to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares in the case of conversion of the callable secured convertible notes recently issued by the Company, and the exercise of warrants recently issued by the Company, and which also could be issued for other various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, and other convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of common stock or preferred stock.

CONVERTIBLE NOTE FINANCING

To obtain funding for ongoing operations the Company entered into two callable secured convertible notes. The Notes bear interest at 8% and mature on January 15, 2009 and March 14, 2009, respectively, and, subject to the filing of an amendment to the Company's certificate of incorporation increasing its authorized stock, are convertible into our common stock, at the investors' option, at a conversion price equal to the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

As of June 7, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.015 and, therefore, the conversion price for the secured convertible notes was $.0075.

As of June 7, 2006 the outstanding principal for the foregoing notes is $800,000, therefore based on this conversion price, the callable secured convertible notes, excluding interest, would be convertible into approximately 106,666,666 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.05 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and receive shares of the Company's common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

GENERAL

Because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

o On December 28, 2005, the investors purchased $500,000 in callable secured convertible notes.

o On March 14, 2006, the investors purchased $300,000 in callable secured convertible notes.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

                           EFFECT ON OUR SHAREHOLDERS

The issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution is likely to be substantial, given the terms of two 8% callable secured convertible notes. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The newly authorized preferred stock will have voting and other rights as determined by the Board of Directors.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors, or any of their respective affiliates has any interest in our increasing the amount of authorized shares.

                              FINANCIAL STATEMENTS

The Company's financial statements in its Form 10-KSB dated April 17, 2006 and its Form 10-QSB dated May 18, 2006 are herein incorporated by reference. As such, copies of such Form 10-KSB and Form 10-QSB are attached to and included with this Information Statement.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

                                       ***

As we have obtained the requisite shareholder vote for our increasing the amount of authorized shares, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Please read this information statement carefully.

                                                                       EXHIBIT A

                                 CERTIFICATE OF
                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                               JUNIPER GROUP, INC.

Pursuant to NRS 78.207 of the Nevada Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of JUNIPER GROUP, INC., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of Nevada, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Company"):

The amendment contained herein was approved by a majority vote of shareholders of the Company on April 15, 2006.

FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Nevada on January 22, 1997. This Amendment to the Articles will become effective upon the filing of the Certificate with the Nevada Secretary of State.

SECOND: That ARTICLE III shall be amended as follows:

"The aggregate number of shares which the Company shall have authority to issue is Seven Hundred Sixty Million (760,000,000) shares, divided into:

Ten Million (10,000,000) Preferred Shares, having a par value of $0.10 per share

and

Seven Hundred Fifty Million (750,000,000) Common Shares, having a par value of $0.001 per share."

All other aspects of Article III shall remain unchanged excepting as to the total authorized number of Common and Preferred Shares as referenced in ARTICLE III (A) and (B).

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Articles of Incorporation to be signed by Vlado P. Hreljanovic, its Chief Executive Officer, this __ day of June, 2006.


                            /s/ Vlado P. Hreljanovic
                            -----------------------------
                            Vlado P. Hreljanovic
                            Chief Executive Officer